Exhibit (p)3

                          BLAIRLOGIE CAPITAL MANAGEMENT
                                 CODE OF ETHICS

         Effective May 1 1999

         INTRODUCTION

This Code of Ethics is based upon the principle that you, as an officer or employee of Blairlogie Capital Management (Partnership), owe a fiduciary duty to the shareholders of the registered investment companies (the Funds) and other clients (together with the Funds, the Advisory Clients) for which the Partnership serves as an adviser or subadviser. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

At all times you must:

          1. Place the interests of our Advisory clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security you owned for the purpose of increasing the price of that Security. If you are a portfolio manager or an employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions (each, a Portfolio Employee), you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for an Advisory Client without first considering the Security as an investment for the Advisory Client.

2. Conduct all of your personal securities transactions in full compliance with this Code and the Partnership Insider Trading Policy. You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Dealings by Employees. In addition, you must comply with the policies and procedures set forth in the Partnership Insider Trading Policy. Doubtful situations should be resolved against your personal trading.

3. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Partnership directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code. Doubtful situations should be resolved against your personal interest.

         COMPLIANCE

You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached as Appendix II.

     You are required to certify upon commencement of your employment and annually thereafter, that you have read and understood the Code and recognise that you are subject to the Code. A form for this purpose is attached as Appendix III.


PERSONAL DEALINGS BY EMPLOYEES

Blairlogie is obliged to ensure that all employees act in conformity with appropriate arrangements on propriety in personal dealings. For the avoidance of doubt, Blairlogie has designed a pre-clearance procedure for every personal securities transaction. Each one must be approved, in writing, in advance, by the Compliance Officer (CO), or in the case of the CO, or in the CO's absence, by the Chief Investment Officer (CIO) or the Chief Executive Officer (CEO).

     A Personal Transaction Schedule must be submitted, showing the following information:- name of security, desired date of transaction, approx sterling value, executing broker. The form for this purpose is attached to this Code as Appendix IV. Approval will only be valid until the end of the approved trading day. The employee must arrange for a broker's contract note to be sent to the CO for every transaction executed.


Transactions in Futures or Options on Commodities or Currencies are not permitted. Transactions in Futures or Options on broad-based Securities Indices are permitted with pre-clearance.

"Personal Dealings" will also include transactions executed on behalf of any Connected Persons for which the employee may transact. A Connected Person is any person acting under the employee's advice or judgement.

Securities may not be transacted when there is a pending transaction in the same security for a client, or within five business days after completion or withdrawal of a client transaction.

The CO keeps a duplicate of each Personal Transaction Schedule and, at the end of each quarter, matches the duplicate and original copies submitted by each person. A file of employee's schedules is kept.

Within 10 days after the end of each calendar quarter, all employees must complete the Quarterly Declaration on their copy of the Personal Transaction Schedule and submit it to the CO. If the pre-approved transaction was made, a copy of the broker confirmation must also be attached. If the transaction was not made, this must be noted on the schedule and submitted to the CO. If no transactions were undertaken, enter NONE and sign the Schedule.

All employees must disclose holdings of all securities of which they have beneficial ownership upon commencement of employment and annually thereafter. The form for this purpose is attached to this Code as Appendix I.
EXCEPTIONS

1. These procedures apply to trades in publicly-quoted stocks, options or warrants and funds managed by Blairlogie. Trades in Unit Trusts, Mutual Funds (other than managed by Blairlogie), Government Securities and Money Market Accounts, do not require pre-clearance or inclusion in quarter-end returns.

2. If an employee retains an independent adviser on a discretionary basis, transactions for such accounts are not subject to the pre-clearance requirement. All such arrangements must be disclosed to the CO, and all transactions by such advisers must be reported quarterly, as above.

                          PRIVATE CONFLICTS OF INTEREST

1.       GIFTS

         No employee must offer, give, solicit or accept any gift or inducement which is likely significantly to conflict with his/her duties towards clients and/or the firm.

         Blairlogie has thus developed the general guideline that all gifts or inducements offered or received exceeding (pound)20 in value must be cleared with the CEO or the CIO. Particular consideration is given to:

          1. The size of the gift. If it is a token gift worth less than(pound)20, it is probably acceptable.

         2. The circumstances of the gift. If there is not an apparently acceptable and appropriate reason for the gift, it may be questioned.

         3. Business Entertainment. Meal invitations, or occasional hospitality to sporting or artistic events are acceptable. Avoid accepting or offering lavish or repeated blandishments from or to someone particularly where the offeror has a lot to gain by influencing the recipient.

2.       OUTSIDE INTERESTS

         Blairlogie does not permit them if they might interfere with an employee's job performance or conflict with a clients' interests. Any outside business interests must be pre-cleared in writing with the CO.




3.       BORROWING

         No employee may borrow from a client, except a bank which regularly lends to individuals. Nor may employees accept favoured loans from any other source - for example credit facilities from a broker or counterparty in personal transactions - without the CO's written permission.

4.       FIDUCIARY APPOINTMENTS

         All trustee and executorships must be declared in writing to the CO by all employees, and written permission must have been obtained before accepting personal fiduciary appointments outside Blairlogie.

INSIDER TRADING

It is illegal for employees to use "inside information" to purchase or sell financial securities (such as stocks, bonds or options). Inside information is material, confidential information learned through your job which is not yet known to the public and which a prudent person would find important in making a decision to buy or sell.

Law requires that you do not use inside information to profit or reduce losses from buying or selling financial securities. This means that you may not use confidential information gained through your work to trade in the securities of any company, including ours. Also, employees are restricted from conveying inside information to non-employees via any method of communication. Examples of confidential information include: tender offers, anticipated acquisitions, earnings forecasts, regulatory approvals, joint ventures and licensing agreements.

Securities law violations are taken very seriously. Government agencies are able to monitor trading activities through computerised records searches, with violations of law resulting in civil and criminal penalties against both the Partnership and individual employees. If you are uncertain about the type of information you possess, or to learn more about these laws, you should consult the CO.

Note that employees in supervisory positions can also be penalised if they deliberately or recklessly fail to prevent insider trading by employees under their supervision. Violations can result in criminal and civil penalties.


                       PROCEDURES AGAINST INSIDER TRADING


1. No employee or officer who possesses material non-public information relating to the Partnership or any of its affiliates may buy or sell any securities of the Partnership or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2. No employee or officer of the Partnership who obtains material non-public information, which relates to any other company or entity, in circumstances in which such person is deemed to be an insider, or is otherwise subject to restrictions, may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in this Code of Ethics.

4. Employees shall submit reports concerning each securities transaction and verify their personal ownership of securities in accordance with the procedures set forth in this Code of Ethics.

5. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, do not discuss material non-public information about the Partnership or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is securely held.

6. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact the CO. Until advised to the contrary by the CO, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

















                                                        February 2000





























Appendix I

         PERSONAL SECURITIES HOLDINGS

     In accordance with the Code of Ethics, please provide a list of all securities (other than exempt securities) in which you or any account in which you have a pecuniary interest has a beneficial interest and all securities (other than exempt securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.



Employee Name                                   ________________________

If different from above, name of the person
in whose name the account is held                  ________________________


Relationship of above                             ________________________


Broker at which account is held                   ________________________

Account Number                                    ________________________

Phone Number of Broker                             ________________________


For each account, attach your most recent account statement listing securities in that account. If you own securities that are not listed in an attached account statement, list them below (Attached separate sheet if necessary):

         Name of Security             Quantity              Value               Custodian

1.       _______________              ___________           __________          ____________

2.       _______________              ___________           __________          ____________

3.       _______________              ___________           __________          ____________

4.       _______________              ___________           __________          ____________

5.       _______________              ___________           __________          ____________


I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.


                                                  ----------------------
                                                  Signature

                                                  ------------------------
                                                  Date



                                                                Appendix II


                          ACKNOWLEDGMENT CERTIFICATION

                                 Code of Ethics

                          BLAIRLOGIE CAPITAL MANAGEMENT


     I hereby certify that I have read and understand the attached Code of Ethics. Pursuant to such Codes, I recognize that I must disclose or report all personal securities transaction required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Codes. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Codes has occurred. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal.




Date:  ______________________                         ________________________
                                                      Signature



                                                      ------------------------
                                                      Print Name























                                                                Appendix III


                       ANNUAL CERTIFICATION OF COMPLIANCE

                          BLAIRLOGIE CAPITAL MANAGEMENT



     I hereby certify that I have complied with the requirements of the Code of Ethics and the Insider Trading Policy and Procedures, for the year ended December 31, 19__. Pursuant to such Codes, I have disclosed or reported all personal securities transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of such Codes. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Codes has occurred.




Date:  ________________________                       ________________________
                                                              Signature


                                                     ---------------------------
                                                              Print Name

























                                                          Appendix IV

         PERSONAL  SECURITIES TRANSACTIONS
(IMRO COMPLIANCE - CHAPTER IV, Section 1.5.)

PRIOR APPROVAL
Prior approval by the Compliance Officer (or, in her absence the Chief Investment Officer or Chief Executive Officer) is required for any securities transaction undertaken by an employee or by a person acting under an employee's advice or judgement (a connected person as defined by IMRO).

Transactions are not permitted where:

a. you possess material non-public information re the security or its issuer or the transaction would contravene statutory restrictions on Insider Dealing.

b. for any Blairlogie client, there are outstanding buy or sell orders for this security, or its equivalent, or any purchase or sale is being considered or any purchase or sale has occurred within the last seven calendar days or is expected within the next seven calendar days.

c.  they contravene the Blairlogie Capital Management Code of Ethics.

If the security is a BCM holding, the CO may reject the proposed transaction..

When transacting personal business, you must ensure that the broker or counterparty knows that you are an employee of an IMRO member and you must not request or accept any credit or special dealing facilities without the specific consent of the Compliance Officer.

Enter each proposed transaction on the schedule overleaf and obtain the Compliance Officer's written consent before dealing.

Transactions in open-ended funds - eg Unit Trusts and Mutual Funds. Only transactions in Funds managed or sub-advised by Blairlogie need to be precleared and included in quarter-end returns. Transactions in other open-ended funds do not need to be precleared or included in quarter end returns. Note that closed-end funds such as Investment Trusts and most country funds are securities which require preclearance.

Transactions in Commodities or Currency Futures or Options are not permitted. However, Futures or Options on broad-based securities indices are permitted with preclearance.

QUARTERLY SUMMARY
Within 10 days of the end of each calendar quarter, each employee must complete the declaration at the bottom of the schedule overleaf and return it to the Compliance Officer. If the pre-approved trade was made, a copy of the broker/counterparty confirmation must be attached. If the trade was not made, this must be noted on the schedule. If no transactions were undertaken, enter NONE and sign.

IF IN ANY DOUBT, CONSULT THE COMPLIANCE OFFICER BEFORE ACTING.




BLAIRLOGIE CAPITAL MANAGEMENT


PERSONAL TRANSACTIONS
PRIOR APPROVAL AND QUARTERLY SUMMARY


NAME......................................................................

QUARTER ENDED ................................................200.....


I HEREBY REQUEST COMPLIANCE OFFICER APPROVAL FOR THE FOLLOWING TRANSACTIONS: I confirm that the transactions requested do not contravene any of the exclusions listed overleaf. ( Prior Approval is required for each transaction and is valid for 48 hours. Add each additional transaction to the schedule and resubmit.)



----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------
Date/Time         Buy/Sell        Security  Name      BCM          Approximate      Compliance
Requested         & Broker                           Client       Sterling Value  Officer Approval  Date
                                                     Holding Y/N                                    Traded
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------

1/
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------

2/
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------

3/
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------

4/
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------

5/
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------

6/
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------

7/
----------------- ----------- ---------------------- ------------ --------------- ----------------- ---------

QUARTERLY DECLARATION

I hereby declare that the schedule above together with attached copies of broker confirmations represents all the transactions undertaken during the quarter noted above that I am required to report in accordance with IMRO rules. These include both personal transactions and any other transactions (e.g. family or trust funds or other Connected Person) over which I have any influence. I confirm that I have read the BCM Code of Ethics within the last 12 months and I believe that the above transactions fully comply with the requirements of the Code.


Signed...................................Date...............................

Q-end countersigned by Compliance Officer

 ..........     ..........................Date................................